Exhibit 10.3

TERMINATION OF SUPPORT AGREEMENT

TERMINATION OF SUPPORT AGREEMENT (this “Termination Agreement”) is entered into as of October 14, 2024, by and between 1315 Capital II, L.P., a Delaware limited partnership (“1315 Capital”), and Interpace Biosciences, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company and 1315 Capital entered into that certain Support Agreement, dated as of January 15, 2020 (the “Support Agreement”).

WHEREAS, the Company and 1315 Capital desire to terminate the Support Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereby agree as follows:

1. Termination of Agreement. Subject to the terms and conditions of this Termination Agreement, each of the parties hereby mutually agrees that the Support Agreement shall immediately terminate, and be of no further force or effect as of the date hereof (the “Effective Date”). Upon the execution and delivery of this Termination Agreement, neither party shall have any further or continuing obligation to any other party under the Support Agreement.

2. Counterparts; Facsimile/PDF Execution. This Termination Agreement may be (a) executed in two (2) or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument, and (b) executed and delivered by telecopier or portable document format (PDF) transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

3. Entire Termination Agreement; Survival. This Termination Agreement constitutes the entire contract among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the Parties, including without limitation, the Support Agreement, and there are no representations, warranties or other agreements among the parties in connection with the subject matter hereof, except as specifically set forth herein.

4. Language Construction. The language in all parts of this Termination Agreement shall be construed, in all cases, according to fair meaning. Each of the parties acknowledges that no single party bears sole responsibility for the preparation and drafting of this Termination Agreement and no rule of construction to the effect that ambiguities are to be resolved against the drafting party should be employed in the interpretation of this Termination Agreement.

5. Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Termination Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would result in the application of any law other than the laws of the State of Delaware. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Termination Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Termination Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6. Successors and Assigns. This Termination Agreement shall inure to the benefit of and bind the respective successors and permitted assigns of the parties. Nothing expressed or referred to in this Termination Agreement is intended or shall be construed to give any person other than the parties to this Termination Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Termination Agreement or any provision contained herein, it being the intention of the Parties to this Termination Agreement that the Termination Agreement be for the sole and exclusive benefit of such Parties or such successors and assigns and not for the benefit of any other person.

7. Mutual Release. Effective as of the Effective Time, except as otherwise contemplated by the terms of this Termination Agreement, each party, for itself and its successors and assigns, hereby releases and forever discharges each other party and each such party’s affiliates and each of their respective directors, officers, stockholders, members, partners, managers, agents, representatives, employees, subsidiaries, successors and assigns, from any and all duties, obligations and agreements of every kind that in any way arise from or are related to the Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this TERMINATION AGREEMENT to be executed as of the date first written above.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	President & Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this TERMINATION AGREEMENT to be executed as of the date first written above.

1315 CAPITAL II, L.P.

By:	1315 Capital Management II, LLC,
its General Partner

By:	/s/ Adele C. Olivia
Name:	Adele C. Olivia
Title:	Manager

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